Exhibit 99.1

Legacy Housing Corporation Reports First Quarter 2026 Financial Results

May 7, 2026

BEDFORD, Texas — Legacy Housing Corporation (the “Company” or “Legacy”, Nasdaq: LEGH) today announced its financial results for the first quarter ended March 31, 2026.

Financial Highlights

●	Net revenue for the first quarter of 2026 was $34.4 million, a decrease of 3.7% from the first quarter of 2025.
●	Income from operations for the first quarter of 2026 was $12.4 million, an increase of 6.9% from the first quarter of 2025.
●	Net income for the first quarter of 2026 was $10.9 million, an increase of 6.3% from the first quarter of 2025.
●	Basic earnings per share for the first quarter of 2026 was $0.46, an increase of 7.0% from the first quarter of 2025. Diluted earnings per share was $0.46, an increase of 12.2% from the first quarter of 2025.
●	Book value per share on March 31, 2026, was $22.66, an increase of 2.1% from December 31, 2025.
●	Received a non-refundable advance deposit of approximately $7.1 million during the first quarter from a single customer in connection with a large order of workforce housing units, with deliveries expected to begin in the second quarter of 2026.
●	Repurchased 30,740 shares of common stock for approximately $573 thousand during the first quarter under the $10.0 million repurchase program authorized by the Board of Directors on February 6, 2026.

Kenneth E. Shipley, Chief Executive Officer, stated: “Legacy delivered a solid first quarter, growing net income and diluted earnings per share year-over-year despite a modest decline in revenue and continued macro headwinds. Our retail and direct sales channels showed real strength, our loan portfolios continue to perform well, and we ended the quarter with $14.1 million in cash and an essentially undrawn revolver. The large workforce housing order received during the quarter underscores the opportunity we see in that market, and we look forward to delivering on that order in the coming quarters. We remain confident in the long-term demand for affordable manufactured housing and in Legacy’s ability to serve that need.”

This shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conference Call Information

Management will host a conference call to discuss the results at 12:00 PM Central Time on Friday, May 8, 2026. Dial-in and webcast details will be provided in advance of the call.

About Legacy Housing Corporation

Legacy Housing Corporation builds, sells, and finances manufactured homes and “Tiny Houses” distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy is one of the largest producers of manufactured homes in the United States. With current operations focused primarily in the southern

United States, we offer our customers an array of quality homes ranging in size from approximately 395 to 2,667 square feet consisting of 1 to 5 bedrooms, with 1 to 3½ bathrooms. Our homes range in price, at retail, from approximately $47,000 to $200,000.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Investor Inquiries:

Jon Langbert, (817) 799-4900

ir@legacyhousingcorp.com

Media Inquiries:

Kira Hovancik, (817) 799-4905

pr@legacyhousingcorp.com